ARTICLES OF INCORPORATION
                                       OF
                          THE HARRISON-ROSS GROUP, INC.

   The undersigned incorporator hereby forms a corporation pursuant to the General Corporation Law of the State of Nevada. (Chapter 78 of Nevada Revised Statutes.)

                                    ARTICLE I
                                 CORPORATE NAME

   The name of the Corporation is THE HARRISON-ROSS GROUP, INC.

                                   ARTICLE III
                                    DURATION

   The duration of the Corporation shall be perpetual.

                                   ARTICLE IV
                                GENERAL PURPOSES

   The nature of the business and the objects and purposes proposed to be transacted, promoted, and carried on, are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.:

         "The  purpose  of the  Corporation  is to engage in any  lawful  act or
   activity  for  which   corporations   may  be  organized  under  the  General
   Corporation Law of Nevada".

                                    ARTICLE V
                                  CAPITAL STOCK

   The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 30,000,000 shares which are divided into two classes as follows:

      5,000,000 shares of Preferred Stock (Preferred Stock) $.001 par value per share, and

      25,000,000 shares of Common Stock (Common Stock) $.001 par value per share.

   The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualification, limitations or restrictions of the above classes of stock are as follows:


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   Preferred Stock

         1. Issuance in Series. Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations as the Board of Directors may determine All shares of any one series of Preferred Stock will be identical with each other in all respects, except that shares of one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series will rank equally and be identical in all respects, except as permitted by the following provisions of paragraph 2.

         2. Authority of the Board with Respect to Series. The Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment thereto including, but not limited to, determination of any of the following:

               (a) the distinctive serial designation and the number of shares constituting a series;

               (b) the dividend rate or rates, whether dividends are cumulative and, if so, from which date, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

               (c) the voting powers, full or limited, if any, of the shares of the series;

               (d) whether the shares are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

               (e) the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the Preferred Stock;

               (f) whether the shares are entitled to the benefit of a sinking or retirement fund to applied to the purchase or redemption of shares of a series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

               (g) whether the shares are convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

               (h) any other preferences, privileges and powers, and relating participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the Board of Directors may deem advisable and as are not inconsistent with the provisions of this Certificate of Incorporation.

         3. Dividends. Before any dividends on any class or classes of stock of the Corporation ranking junior to the Preferred Stock (other than dividends payable in shares of any class or classes of stock of the corporation ranking junior to the Preferred Stock) may be declared or paid or set apart for payment, the holders of shares of Preferred Stock of each series are entitled to such cash dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, as they may be adopted by the Board of Directors providing for the issue of the series, payable on such dates in each year as may be fixed in the resolution or resolutions. The term "class or classes of stock of the Corporation ranking junior to the Preferred Stock" means the Common Stock and any other class or classes of stock of the Corporation hereafter authorized which rank junior to the Preferred Stock as to dividends or upon liquidation.

         4. Reacquired Shares. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) will have the status of authorized and unissued shares of Preferred Stock and may be reissued.

         5. Voting Rights. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever.

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   Common Stock

         1. Dividends. Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

         2.   Liquidation.   In  the  event  of  the  voluntary  or  involuntary
   liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to Stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger or any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

         3. Voting Rights. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by him or record on the books of the corporation on all matters voted upon by the Stockholders.

   Other Provisions

         1. Pre-emptive Rights. No Stockholder shall have any pre-emptive right to subscribe to an additional issue of stock of any class or series or to any securities of the Corporation convertible into such stock.

         2. Changes in Authorized Capital Stock. Subject to the protective conditions and restrictions of any outstanding Preferred Stock, any amendment to these Articles of Incorporation which increases or decreases the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

                                    ARTICLE V
                                REGISTERED OFFICE

   The registered office of the Corporation in the State of Nevada is Corporation Trust Company of Nevada, 1 East First Street, Reno, Nevada, County of Washoe. The registered agent in charge thereof at such address is The Corporation Trust Company.

                                   ARTICLE VI
                                    DIRECTORS

   The number of directors constituting the initial Board of Directors of the Corporation is three (3) and the names and addresses of the persons who are to serve as directors until his successors are elected and shall qualify are:

   Chris S. Metos          72 East 4th South, Suite 260
                           Salt Lake City, UT 84111

   Roger H. Mattson        72 East 4th South, Suite 260
                           Salt Lake City, UT 84111

   Harry W. Epperson       72 East 4th South, Suite 260
                           Salt Lake City, UT 84111

                                   ARTICLE VII
                                  INCORPORATOR

     The name and mailing address of the incorporator of the Company is A. O. Headman, Jr., 257 East 200 South, Suite 850, Salt Lake City, UT 84111..


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                                  ARTICLE VIII
                                NON-ASSESSABILITY

   Shares of the Corporation shall not be subject to assessment for payment of the debts of the Corporation.

                                   ARTICLE IX
                                     BYLAWS

   The Board of Directors shall have the power to make, adopt, amend, or repeal the Bylaws of the Corporation.

                                    ARTICLE X
                LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

   A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for: (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (2) the payment of dividends in violation of NRS 78.300. Any repeal or modification of the provisions of this Article X by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification. If the Nevada General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Nevada General Corporation Law.

   In the event that any of the provisions of this Article X (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

                                   ARTICLE XI
                                 INDEMNIFICATION

   The Corporation shall, to the fullest extent permitted by the provisions of ss. 751 of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                   ARTICLE XII
                                    AMENDMENT

   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

   The undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, does make, file, and record this certificate, and does certify that the facts stated herein are true; and has executed these Articles of Incorporation.

   DATED this 29th day of October, 1992.


                                       /s/ A. O. Headman, Jr.
                                       -------------------------------
                                           A. O. Headman, Jr.


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STATE OF UTAH               )
                           : ss.
COUNTY OF SALT LAKE        )

   On the 29th day of October 1992, personally appeared before me A. O. Headman, Jr., who being by me first duly sworn, declared that he is the person who signed the foregoing documents as an incorporator and that the statements therein contained are true.

   IN WITNESS WHEREOF, I have hereunto set my hand and seal this 29th day of October 1992.


                                       -------------------------------
                                       /s/ Diane Golovaty
                                       NOTARY PUBLIC
                                       Residing at Salt Lake City, UT

My Commission expires:

10/9/95

                        CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                   OF REGISTERED AGENT

   The Corporation Trust Company of Nevada hereby accepts appointment the appointment as registered agent of the above named corporation.

   The Corporation Trust Company of Nevada.

Registered Agent


By /s/ Corrine M. Lude                            Date 10/29/92
       Corrine M. Lude
       Assistant Secretary


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